EXHIBIT A

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A Common Stock, par value $0.0001 per share of AgileThought, Inc., a Delaware corporation, and that this Joint Filing Agreement may be included as an Exhibit to such joint filing.  This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature page to follow.]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of October 29, 2021.

CREDIT SUISSE AG

By:	/s/ Robert Andric
Name:	Robert Andric
Title:	Director and Authorized Signatory, on behalf of the CS Reporting Person

By:	/s/ Christian Pascual Simic
Name:	Christian Pascual Simic
Title:	Vice President and Authorized Signatory, on behalf of the CS Reporting Person

BANCO NACIONAL DE MÉXICO, S.A., MEMBER OF GRUPO FINANCIERO BANAMEX, DIVISIÓN FIDUCIARIA, IN ITS CAPACITY AS TRUSTEE OF THE TRUST NO. F/17938-6

By:	/s/ Andres Borrego
Name:	Andres Borrego
Title:	Attorney in Fact

By:	/s/ Manuel Ramos
Name:	Manuel Ramos
Title:	Attorney in Fact

BANCO NACIONAL DE MÉXICO, S.A., MEMBER OF GRUPO FINANCIERO BANAMEX, DIVISIÓN FIDUCIARIA, IN ITS CAPACITY AS TRUSTEE OF THE TRUST NO. F/17937-8

By:	/s/ Andres Borrego
Name:	Andres Borrego
Title:	Attorney in Fact

By:	/s/ Manuel Ramos
Name:	Manuel Ramos
Title:	Attorney in Fact

[Signature Page to Joint Filing Agreement]